EXHIBIT 4.6



THE SECURITIES REPRESENTED BY THIS WARRANT (AND/OR THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT AND APPLICABLE STATE LAWS AND RULES, OR, UNLESS, IMMEDIATELY PRIOR TO THE TIME SET FOR TRANSFER, SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT AND OTHER APPLICABLE STATE LAWS AND RULES. NOTWITHSTANDING THE FOREGOING, THE SECURITIES (AND/OR THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE HEREOF) MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES (AND/OR THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE HEREOF).



       Date: October 6, 2004                                              STW-__




                   WARRANT TO PURCHASE OF [_______] SHARES OF


                   COMMON STOCK OF ELITE PHARMACEUTICALS, INC.


         Exercise Price: $1.54 per share, subject to adjustment as provided below (the "Exercise Price")

         THIS IS TO CERTIFY that, for value received, [___________________] and its successors and assigns (collectively, the "Holder"), is entitled to purchase, subject to the terms and conditions hereinafter set forth, up to [_______] fully paid and nonassessable shares (the "Warrant Shares") of the common stock, par value $0.01 per share ("Common Stock"), of Elite Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and to receive certificates for the Common Stock so purchased. This Warrant to Purchase Common Stock (including any Warrant(s) to Purchase Common Stock issued in exchange, transfer or replacement hereof, the "Warrant") has been issued pursuant to the terms and conditions of the Subscription Agreement, dated as of October 6, 2004 by and between the Company and the initial holder hereof (the "Subscription Agreement").

         1. EXERCISE PERIOD. The Holder may purchase all or a portion of the Warrant Shares pursuant to Section 2 at any time or times on or after the date of issuance of this Warrant but not after 5:00 p.m., New York time on December 31, 2005 (the "Exercise Period"). This Warrant will terminate automatically and immediately upon the earlier of (i) the expiration of the Exercise Period and
(ii) the failure of the Holder to exercise this Warrant within thirty (30) days after receipt of a Mandatory Exercise Notice (as defined below) from the Company, as provided in Section 2(b) below.

2. EXERCISE OF WARRANT.

                  (a) MECHANICS OF EXERCISE. (i) This Warrant may be exercised, in whole or in part, at any time and from time to time during the Exercise Period. Such exercise shall be accomplished by:

                  (x) (A) payment to the Company of an amount equal to the then applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash, by wire transfer to an account designated by the Company or by certified check or bank cashier's check, payable to the order of the Company or (B) notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined below) pursuant to Section 2(d) below, and

                  (y) physical delivery of this Warrant with an original executed Exercise Notice in substantially the form attached hereto as EXHIBIT A (the "Exercise Notice") to the Company (the requirements referred to in clauses
(x) and (y) being referred to as the "Exercise Delivery Requirements").

                  (ii) Upon satisfaction of the Exercise Delivery Requirements, the Company will (x) transmit to the Company's transfer agent (the "Transfer Agent") instructions to issue the Warrant Shares in the amount set forth in the Exercise Delivery Documents and a copy of the executed exercise notice in substantially the form of Exhibit II attached to the letter agreement dated as of October 6, 2004 among the Company and Jersey Transfer and Trust Company and
(y) as promptly as possible, but in no event more than three (3) business days after satisfaction of the Exercise Delivery Requirements, (A) provided that the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate or certificates representing the shares of Common Stock so purchased, registered in the Company's share register in the name of the Holder or its transferee (as permitted under Section 3 below), for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. With respect to any exercise of this Warrant, the Holder will for all purposes be deemed to have become the holder of record of the number of shares of Common Stock purchased hereunder on the date this Warrant is delivered to the Company with a properly executed Exercise Notice and payment of the Exercise Price (the "Exercise Date"), irrespective of the date of delivery of the certificate evidencing such shares, except that, if the date of such receipt is a date on which the stock transfer books of the Company are closed, such Person will be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. Fractional shares of Common Stock will not be issued upon the exercise of this Warrant. In lieu of any fractional shares that would have been issued but for the immediately preceding sentence, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. In the event this Warrant is exercised in part, the Company shall issue a new Warrant to the Holder covering the aggregate number of shares of Common Stock as to which this Warrant remains exercisable for as soon as practicable and in no event later than five (5) business days after any exercise. The Company shall pay any and all taxes (other than income or withholding taxes) which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

                  (b) MANDATORY EXERCISE. Notwithstanding anything set forth in this Warrant, at any time during the Exercise Period that (x) the VWAP (as defined in the Certificate of Designations, Preferences and Rights of Series A Preferred Stock of the Company) of the Common Stock for any consecutive thirty
(30) day period equals or exceeds 300% of the then  applicable  Exercise  Price,
(y) during such period the average trading volume of the Common Stock on any nationally recognized stock exchange or quotation system equals or exceeds 50,000 shares per day and (z) the Company shall provide written notice (a "Mandatory Exercise Notice") to the Holder of the occurrence of such events within thirty (30) days of the conclusion of such thirty (30) day period, then the Holder shall exercise, in full, the unexercised portion of this Warrant within thirty (30) days of the receipt of such Mandatory Exercise Notice and, to the extent this Warrant is not so exercised by the Holder within such thirty
(30) day period, this Warrant shall terminate automatically and immediately at the end of such thirty (30) day period.

                  (c) COMPANY'S FAILURE TO TIMELY DELIVER SECURITIES. Subject to
Section 2 (f) and 2(g), if the Company or its transfer agent shall fail for any reason or for no reason to issue to the Holder within five (5) business days of satisfaction of the Exercise Delivery Requirements a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company's share register or to credit the Holder's balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder's exercise of this Warrant, then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each day after such fifth business day that the issuance of such shares of Common Stock is not timely effected an amount equal to one percent (1%) of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and
(B) the Closing Sale Price of the shares of Common Stock on the trading day immediately preceding the last possible date which the Company could have issued such shares of Common Stock to the Holder without violating Section 1(a). In addition to the foregoing, if within five (5) trading days after the Company's receipt of the facsimile copy of a Exercise Notice the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company's share register or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder's exercise hereunder, and if on or after such trading day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within five (5) business days after the Holder's written request and in the Holder's discretion, either
(i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including reasonable brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, multiplied by (B) the Closing Bid Price on the date of exercise.

                  (d) CASHLESS EXERCISE. The Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

                  Net Number = (A X B) - (A X C)
                  B

                  For purposes of the foregoing formula:

                  A= the total number of shares with respect to which this Warrant is then being exercised.

                  B= the Closing Sale Price of the shares of Common Stock (as reported by Bloomberg) on the date immediately preceding the date of the Exercise Notice.

     C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

                  (e) DISPUTES. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 15.

                  (f) LIMITATIONS ON EXERCISE. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person's affiliates) would beneficially own in excess of 9.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-K or 10-Q and any other Current Report on Form 8-K filed subsequent thereto with the

Securities and Exchange Commission, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) business day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

                  (g) FORCE MAJEURE. The Company shall not be liable for or incur penalties for delays or nonperformance in compliance with the issuance or delivery of the Warrant Shares upon the exercise of the Warrant, if such delay or nonperformance was caused by: (i) act of God, act of war, strike, fire, natural disaster, terrorism, quarantine or accident or (ii) lack of availability of materials, fuel or utilities. Under such circumstances, the provisions of
Section 2(f) above shall (x) not apply to such delay or nonperformance but shall apply once the event(s) that cause such delay or nonperformance terminates and
(y) shall apply to all subsequent exercises of the Warrant that are not affected by such event(s).

3. TRANSFERABILITY AND EXCHANGE.

                  (a) TRANSFERABILITY. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant, registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

                  (b) EXCHANGE. This Warrant is exchangeable upon its surrender by the registered Holder to the Company for new Warrants in form and substance representing in the aggregate the right to purchase the number of shares purchasable hereunder.

                  (c) LOST, STOLEN OR MUTILATED WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant representing the right to purchase the Warrant Shares then underlying this Warrant.

                  (d) ISSUANCE OF NEW WARRANTS. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant
(i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant(s) being issued pursuant to Section 3(a) or Section 3(b), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant, which is the same as the issuance date hereunder and (iv) shall have the same rights and conditions as this Warrant.

                  (e) SECURITIES LAWS. This Warrant and the Warrant Shares issuable upon the exercise hereof may not be sold, transferred, pledged or hypothecated unless the Company shall have been provided with an opinion of counsel, or other evidence reasonably satisfactory to it, that such transfer is not in violation of the Securities Act, and any applicable state securities laws or, with respect to the Warrant Shares, a registration statement has been filed pursuant to the Securities Act and has been declared effective with respect to such disposition.

4. ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SHARES SUBJECT TO WARRANt. The Exercise Price and the number of shares of Common Stock purchasable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of any of the events specified in this Section 4.

                  (a) DIVIDENDS, ETC. In case the Company shall, with respect to the holders of its Common Stock, (i) pay a Common Stock dividend or make a distribution to its stockholders in shares of Common Stock or other securities,
(ii) split or subdivide its outstanding shares of Common Stock into a greater number of shares, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, then the Exercise Price in effect at the time of the record date for such dividend or on the effective date of such split, subdivision or combination, and/or the number and kind of securities issuable on such date, shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive the aggregate number and kind of shares of Common Stock (or such other securities other than Common Stock, as the case may be) of the Company, at the same aggregate Exercise Price, that, if such Warrant had been exercised immediately prior to such date, the Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, split, subdivision or combination. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (b) MERGER, ETC. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into or a transfer of all or substantially all of the assets of the Company to another entity, then the Holder shall be entitled to receive upon or after such transfer, merger or consolidation becoming effective, and upon payment of the Exercise Price then in effect, the number of shares or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation, which would have been received by the Holder for the shares of stock subject to this Warrant had this Warrant been exercised just prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume in writing the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

                  (c) RECLASSIFICATION, ETC. If at any time after the date hereof there shall be a reorganization or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

                  (d) WEIGHTED AVERAGE ADJUSTMENT. If at any time after the date hereof, the Company shall issue shares of Common Stock or rights, options, warrants or other securities to subscribe for or purchase Common Stock, or securities convertible or exercisable into or exchangeable for Common Stock ("Common Stock Equivalents") (excluding shares, rights, options, warrants, or convertible or exchangeable securities, issued or issuable (i) in any of the transactions with respect to which an adjustment of the Exercise Price is provided pursuant to Sections 4(a)-(c) above, (ii) upon exercise of the Warrants or any other Common Stock Equivalents outstanding as of the date hereof, (iii) upon conversion of the Series A Preferred Stock, par value $0.01 per share, of the Company, (iv) pursuant to the exercise of any stock options or warrants currently outstanding or options or warrants issued after the date hereof pursuant to any Corporation benefit plan, stock option plan, stock bonus plan or other equity program approved by the Board, but only to the extent, that such shares of Common Stock issued or issuable pursuant to such stock option plans, stock bonus plans or stock incentive plans does not exceed ten percent (10%) of the then outstanding Common Stock on a fully diluted basis, (v) as consideration in any merger, consolidation, acquisition of a majority of the voting equity of any entity, acquisition of any discrete business unit of any entity or acquisition of assets (in each case, whether directly with, by, or into the Company or a direct or indirect subsidiary of the Company) or (vi) with respect to any issuance or transaction as to which holders of a 66-2/3% of the then outstanding shares of the Company's Series A Preferred Stock, par value $0.01 per share, have provided prior written consent), at a price per share lower than 80% of the Exercise Price per share of Common Stock in effect immediately prior to such issuance, then the Exercise Price shall be reduced on the date of such issuance to a price (calculated to the nearest cent) determined by multiplying the Exercise Price in effect immediately prior to such issuance by a fraction,
(1) the numerator of which shall be an amount equal to the sum of (A) the number of shares of Common Stock on a fully diluted basis (assuming conversion, exchange or exercise of all Common Stock Equivalents) immediately prior to such issuance plus (B) the quotient obtained by dividing the consideration received by the Company upon such issuance by the Exercise Price, and (2) the denominator of which shall be the total number of shares of Common Stock on a fully diluted basis (assuming conversion, exchange or exercise of all Common Stock Equivalents) immediately after such issuance. For the purposes of such adjustments, the maximum number of shares which the holders of any such Common Stock Equivalents shall be entitled to subscribe for or purchase or convert or exchange such securities into shall be deemed to be issued and outstanding as of the date of such issuance (whether or not such Common Stock Equivalent is then exercisable, convertible or exchangeable), and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such Common Stock Equivalents, plus the minimum aggregate consideration or premiums stated in such Common Stock Equivalents, to be paid for the shares covered thereby. No further adjustment of the Exercise Price shall be made as a result of the actual issuance of shares of Common Stock on exercise of such Common Stock Equivalents. On the expiration or the termination of such Common Stock Equivalents, or the termination of such right to convert or exchange, the Exercise Price shall forthwith be readjusted (but only with respect to that portion of the Warrants which has not yet been exercised) to such Exercise Price as would have obtained had the adjustments made upon the issuance of such Common Stock Equivalents, been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of such Common Stock Equivalents; and on any change of the number of shares of Common Stock deliverable upon the exercise of any such Common Stock Equivalents, or any change in the consideration to be received by the Company upon such exercise, conversion, or exchange, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Exercise Price, as then in effect, shall forthwith be readjusted (but only with respect to that portion of the Warrants which has not yet been exercised or converted after such change) to such Exercise Price as would have been obtained had an adjustment been made upon the issuance of such Common Stock Equivalents not exercised prior to such change, or securities not converted or exchanged prior to such change, on the basis of such change. In case the Company shall issue shares of Common Stock or any such Common Stock Equivalents, for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then the "price per share" and the "consideration received by the Company" for purposes of the first sentence of this Section 4(d) shall be as determined in good faith by the Board of Directors of the Company. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation. In the event of any adjustment in the Exercise Price pursuant to this Section 4(d), the number of Warrant Shares issuable hereunder upon exercise shall be inversely proportionately increased or decreased as the case may be, such that aggregate purchase price for Warrant Shares upon full exercise of this Warrant shall remain the same.

                  (e) ADJUSTMENTS LESS THAN ONE PERCENT. Notwithstanding any provision herein to the contrary, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exercise Price; provided, however, that any adjustments which by reason of this Section 4(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest cent or the nearest one-hundredth of a share, as the case may be.

                  (f) OTHER CAPITAL STOCK. In the event that at any time, as a result of an adjustment made pursuant to Section 4(a) or (b) above, the Holder of this Warrant, when thereafter exercised, shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 4, and the other provisions of this Warrant shall apply on like terms to any such other shares.

                   (g) OTHER PROTECTION. In case any event shall occur as to which the other provisions of this Section 4 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof, then, in each such case, the Company shall effect such adjustment, on a basis consistent with the essential intent and principles established in this Section

4, as may be necessary to preserve, without dilution, the purchase rights represented by this Warrant.

         5. REGISTRATION RIGHTS. The Holder shall be entitled to the benefits of the Registration Rights Agreement the form of which is attached hereto as EXHIBIT C.

         6. RESERVATION OF SHARES. The Company agrees at all times to reserve and hold available out of its authorized but unissued shares of Common Stock the number of shares of Common Stock issuable upon the full exercise of this Warrant. The Company further covenants and agrees that all shares of Common Stock that are delivered upon the exercise of this Warrant will, upon delivery, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the purchase thereof hereunder.

         7. NOTICES TO HOLDER. Upon any adjustment of the Exercise Price (or number of shares of Common Stock purchasable upon the exercise of this Warrant) pursuant to Section 4, the Company shall promptly thereafter, but in no event later than ten (10) days after the event causing the adjustment has occurred, cause to be given to the Holder written notice of such adjustment. Such notice shall include the Exercise Price (and/or the number of shares of Common Stock purchasable upon the exercise of this Warrant) after such adjustment, and shall set forth in reasonable detail the Company's method of calculation and the facts upon which such calculations were based. Where appropriate, such notice shall be given in advance and included as a part of any notice required to be given under the other provisions of this Section 7.

         In the event of (a) any fixing by the Company of a record date with respect to the holders of any class of securities of the Company for the purpose of determining which of such holders are entitled to dividends or other distributions, or any rights to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right or to give effect to any split, (b) any capital reorganization of the Company, or reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets or business of the Company to, or consolidation or merger of the Company with or into, any other Person, or (c) any voluntary or involuntary dissolution or winding up of the Company, then and in each such event the Company will give the Holder a written notice specifying, as the case may be (i) the record date for such split, dividend, distribution, or right, and stating the amount and character of such split, dividend, distribution, or right; or (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, conveyance, dissolution, liquidation, or winding up is to take place and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such capital stock or securities receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock securities) for securities or other property deliverable upon such event. Any such notice shall be given at least 10 days prior to the earliest date therein specified.

         8. NO RIGHTS AS A STOCKHOLDER. This Warrant does not entitle the Holder to any voting rights, distribution rights, dividend rights or other rights as a stockholder of the Company, nor to any other rights whatsoever except the rights herein set forth.

         9. ADDITIONAL COVENANTS OF THE COMPANY. The Company shall, upon issuance of any shares for which this Warrant is exercisable, at its expense, promptly obtain and maintain the listing of such shares.

         The Company shall comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act for so long as and to the extent that such requirements apply to the Company.

         The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of capital stock receivable upon exercise of this Warrant above the amount payable therefor upon such exercise,
(b) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable stock, and (c) the Company shall not, by amendment of its Certificate of Incorporation or Bylaws or through a reorganization, transfer of assets, consolidation, merger, dissolution, issuance, or sale of securities or any other voluntary action, avoid, circumvent, or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Warrant and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Warrant against impairment.

         10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and permitted assigns.

         11. NOTICES. The Company agrees to maintain a ledger of the ownership of this Warrant (the "Ledger"). Any notice hereunder shall be given by registered or certified mail if to the Company, at its principal executive office and, if to the Holder, to its address shown in the Ledger of the Company; provided, however, that the Holder may at any time on three (3) business days written notice to the Company designate or substitute one other address where notice is to be given. Notice shall be deemed given and received when a certified or registered letter, properly addressed with postage prepaid, is deposited in the U.S. mail.

         12. SEVERABILITY. Every provision of this Warrant is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the remainder of this Warrant.

         13. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of choice of laws thereof.

         14. ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Warrant, the prevailing party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

         15. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one (1) business day of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within two (2) business days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) business days thereafter submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder (such approval not to be unreasonably withheld, delayed or conditioned) or (b) the disputed arithmetic calculation of the Warrant Shares to the Company's independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) business days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The fees of such investment bank or independent accountant shall be borne one half by the Company and one half by the Holder.

         16. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the Subscription Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

         17. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders; provided that no such action may increase the exercise price of this Warrant or decrease the number of shares or class of stock obtainable upon exercise of this Warrant without the written consent of the Holder. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Series A Warrants then outstanding.

         18. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may otherwise be required by Sections 2.1(c) and (d) of the Subscription Agreement.

         19. ENTIRE AGREEMENT. This Warrant (including the Exhibits attached hereto) constitutes the entire understanding between the Company and the Holder with respect to the subject matter hereof, and supersedes all prior negotiations, discussions, agreements and understandings relating to such subject matter.

         20. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

                  (a) "Bloomberg" means Bloomberg Financial Markets.

                  (b) "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the American Stock Exchange, as reported by Bloomberg, or, if the American Stock Exchange begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the American Stock Exchange is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 15.

                  (c) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

                  (c)   "Registration   Rights  Agreement"  means  that  certain
         registration rights agreement by and among the Company and the Investors, as in effect from time to time.

                  (d) "Required Holders" means the holders of the Series A Warrants representing at least a 66-2/3% of shares of Common Stock underlying the Series A Warrants then outstanding.

                  (e) "Series A Warrants" means this Warrant and all other warrants issued by the Company pursuant to those certain Subscription Agreements dated as of October 6, 2004 between the Company and the "Investors" named therein.

                [remainder of the page intentionally left blank.]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first set forth above.

                                        Elite Pharmaceuticals, Inc.



                                        By:
                                           -------------------------------------

                                           Bernard Berk, Chief Executive Officer




Confirmed and Agreed to:

INDIVIDUAL INVESTOR:


----------------------------------
Name:



NON-INDIVIDUAL INVESTOR:


-----------------------------------


By: ________________________________
    Name:
    Title:

                                    EXHIBIT A

                                 EXERCISE NOTICE

            TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

                        WARRANT TO PURCHASE COMMON STOCK

                           ELITE PHARMACEUTICALS, INC.

         The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("WARRANT SHARES") of Elite Pharmaceuticals, a Delaware corporation (the "COMPANY"), evidenced by the attached Warrant to Purchase Common Stock (the "WARRANT"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

     1. FORM OF EXERCISE PRICE. The Registered Holder intends that payment of the Exercise Price shall be made as:

            ____________      a "CASH EXERCISE" with respect to ________________
                                Warrant Shares; and/or

            ____________      a "CASHLESS EXERCISE" with respect to ____________
                                Warrant Shares.

     2. PAYMENT OF EXERCISE PRICE. In the event that the Registered Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

     3. DELIVERY OF WARRANT SHARES. The Company shall deliver to the Registered Holder __________ Warrant Shares in accordance with the terms of the Warrant.

         The Registered Holder understands that because the Common Stock has not been registered under the Securities Act, the Registered Holder must hold such Common Stock indefinitely unless the Common Stock is subsequently registered and qualified under the Securities Act or is exempt from such registration and qualification. The Registered Holder shall not make any transfer or disposition of the Common Stock unless (a) in the opinion of counsel reasonably satisfactory to the Company such transfer or disposition can be made without registration under the Securities Act by reason of a specific exemption from such registration and such qualification or (b) a registration statement has been filed pursuant to the Securities Act and has been declared effective with respect to such disposition.

Date:________________ __, _________


_______________________________
Name of Registered Holder

By:       _____________________
Title (if applicable):

                                 ASSIGNMENT FORM



     (To assign the foregoing warrant, execute this form and supply required information. Do not use this form to exercise the warrant.)



         For Value Received the foregoing Warrant and all rights evidenced thereby are hereby assigned to __________________________ whose address is ___________________________________________, ________________________________

         Dated:  ______________________, __________



         Holder's Signature:_____________________________



         Holder's Address:______________________________

                          ______________________________


                                       C-2